UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Wilshire Boulevard Suite 1720, Los Angeles, California 90010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 22, 2019, Joseph Tesoriero, the registrant’s Chief Financial Officer (principal financial officer) submitted notice of his resignation. He will continue to serve in his position as Chief Financial Officer through September 20, 2019.

Item 8.01 Other Events

On July 24, 2019, the Company hired Raffi Loussararian, CPA, as Vice President of Finance. Mr. Loussararian will start on July 29, 2019. Mr. Loussararian has 28 years of progressive finance and accounting experience. Most recently, Mr. Loussararian served in the role of Vice President of Finance and Chief Operating Officer for beverage brands such as Diabolo Beverage 2011-2019 and Neurobrands from 2009-2011. Prior to that, Mr. Loussararian served as Vice President Finance and Controller for LegalZoom 2006-2008 and eBay Rent.com from 2005-2006. Mr. Loussararian obtained his license as a Certified Public Accountant license from California while working at Ernst & Young from 1991-1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation (Registrant)

Date: July 26, 2019		/s/ Joseph Tesoriero
	By:	Joseph Tesoriero
	Its:	Chief Financial Officer